Exhibit 10.1

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

COLUMBIA PROPERTY TRUST OPERATING PARTNERSHIP, L.P.

6.04	Liability of the General Partner	26
6.05	Reimbursement of General Partner	27
6.06	Outside Activities	27
6.07	Employment or Retention of Affiliates	27
6.08	General Partner Participation	28
6.09	Title to Partnership Assets	28
6.10	Miscellaneous	28

ARTICLE VII	CHANGES IN GENERAL PARTNER	29
7.01	Transfer of the General Partner’s Partnership Interest	29
7.02	Admission of a Substitute or Additional General Partner	30
7.03	Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General Partner	31
7.04	Removal of a General Partner	31

ARTICLE VIII	RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS	32
8.01	Management of the Partnership	32
8.02	Power of Attorney	33
8.03	Limitation on Liability of Limited Partners	33
8.04	[Reserved]	34
8.05	Exchange Right	34
8.06	Outside Activities of Limited Partners	35
8.07	Return of Capital	36

ARTICLE IX	TRANSFERS AND REDEMPTIONS OF LIMITED PARTNERSHIP INTERESTS	36
9.01	Purchase for Investment	36
9.02	Restrictions on Transfer of Limited Partnership Interests	36
9.03	Admission of Substitute Limited Partner	38
9.04	Rights of Assignees of Partnership Interests	39
9.05	Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner	39
9.06	Joint Ownership of Interests	39
9.07	Admission of Additional Limited Partners	40
9.08	Redemption of Partnership Units	40

ARTICLE X	BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS	40
10.01	Books and Records	40
10.02	Custody of Partnership Funds, Bank Accounts	41
10.03	Fiscal and Taxable Year	41
10.04	Annual Tax Information and Report	41

10.01	Books and Records	40
10.02	Custody of Partnership Funds, Bank Accounts	41
10.03	Fiscal and Taxable Year	41
10.04	Annual Tax Information and Report	41
10.05	Partnership Representative, Tax Elections, Special Basis Adjustments	41
10.06	Reports to Limited Partners	44

ARTICLE XI	AMENDMENT OF AGREEMENT; MERGER	44

ARTICLE XII	GENERAL PROVISIONS	45
12.01	Notices	45
12.02	Survival of Rights	45
12.03	Additional Documents	45
12.04	Severability	45
12.05	Entire Agreement	45
12.06	Pronouns and Plurals	45
12.07	Headings	45
12.08	Counterparts	45

EXHIBIT A		48
The information in this exhibit has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed
[Exhibit A is maintained within the books and records of the Partnership]		48
EXHIBIT B	Notice of Exercise of Exchange Right	49
EXHIBIT C	Relevant Investments	49
EXHIBIT D	Notice of Mandatory Conversion	51
EXHIBIT E	Notice of Exercise of Conversion	52
EXHIBIT F	Notice of Request for Redemption	53

SCHEDULE A	SERIES A CONVERTIBLE, PERPETUAL PREFERRED UNITS ADDENDUM (THE "ADDENDUM")	1
Designation and Number		1

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
COLUMBIA PROPERTY TRUST OPERATING PARTNERSHIP, L.P.

This Amended and Restated Agreement of Limited Partnership of Columbia Property Trust Operating Partnership, L.P. (formerly known as Wells Operating Partnership II, L.P.) is entered into as of this 24th day of January, 2020 between Columbia Property Trust, Inc. (formerly known as Wells Real Estate Investment Trust II, Inc.), a Maryland corporation (the “General Partner”) and the Limited Partner(s) set forth on Exhibit A hereto (this “Agreement”).
RECITALS
WHEREAS, on July 3, 2003, Columbia Property Trust Operating Partnership, L.P. (the “Partnership”) was formed as a limited partnership under the laws of the State of Delaware, pursuant to a Certificate of Limited Partnership filed with the Office of the Secretary of State of the State of Delaware effective as of July 3, 2003;
WHEREAS, on October 9, 2003, the General Partner and Wells Capital, Inc. (the “Initial Limited Partner”) entered into the Limited Partnership Agreement of the Partnership (the “Prior Partnership Agreement”);
WHEREAS, on June 30, 2011, the Initial Limited Partner assigned all of its interest in the Partnership to Wells OP II LP, LLC pursuant to that certain Contribution Agreement dated June 30, 2011 (the “Contribution Agreement”);
WHEREAS, in connection with the Contribution Agreement, the General Partner and Wells OP II, LLC entered into that First Amendment to the Prior Partnership Agreement (the “First Amendment”);
WHEREAS, on February 25, 2013, the General Partner amended its charter to change its name to Columbia Property Trust, Inc. and the Partnership amended its certificate of limited partnership to change its name to Columbia Property Trust Operating Partnership, L.P., and subsequently, on August 26, 2015, Wells OP II, LLC amended its certificate of limited partnership to change its name to Columbia OP LP, LLC (collectively, the “Name Change”);
WHEREAS, in connection with the Name Change, the General Partner and Columbia OP LP, LLC entered into that Second Amendment (Corrective) to the Prior Partnership Agreement, dated November 27, 2017 and effective as of February 28, 2013 (the “Second Amendment”);
WHEREAS, on October 16, 2019, the General Partner and Partnership entered into that certain Contribution Agreement with Francis Wentworth, Jr., David Welsh, Jeffrey Gronning, UD NREM Investment, LLC, Normandy Real Estate Management, LLC (“Normandy”), Normandy Ventures Partners III, LLC (“NVP III”), Normandy Ventures Partners IV, LLC (“NVP IV”), Normandy Ventures Partners OZF, LLC (“NVP OZF” and, together with Normandy, NVP III and NVP IV, the “Acquired Entities”), and, as to which, upon their formation as subsidiaries of the Partnership, Columbia Development TRS 13, LLC, a Delaware limited liability company (“TRS 13”), and Columbia Development TRS 87, LLC, a Delaware limited liability company (“TRS 87”, and together with TRS 13, the “TRS Entities”), have become parties (the “Normandy Contribution

Agreement”), pursuant to which the Partnership and the TRS Entities acquired the interests in the Acquired Entities for cash and Series A Preferred Units (as defined below) in the Partnership;
WHEREAS, as a result of the transactions taken pursuant to the Normandy Contribution Agreement, the Partnership will be treated for federal, state and local income tax purposes as a newly formed partnership;
WHEREAS, pursuant to Article XI of the Prior Partnership Agreement, the General Partner and Columbia OP LP, LLC now desire to amend and restate the Prior Partnership Agreement, as amended by the First Amendment and as further amended by the Second Amendment, in its entirety pursuant to the terms hereof; and
WHEREAS, this Agreement shall constitute the “partnership agreement” (within the meaning of the Act) of the Partnership and shall be binding upon all Persons now or at any time hereafter who are Partners.
NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINED TERMS

The following defined terms used in this Agreement shall have the meanings specified below:
“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.
“Additional Funds” has the meaning set forth in Section 4.03 hereof.
“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 9.07 and who is shown as such on the books and records of the Partnership.
“Addendum” has the meaning set forth in Section 4.02(a)(i) hereof.
“Additional Equity” has the meaning set forth in Section 4.02(a)(i) hereof. For the avoidance of doubt, except to the extent the context requires otherwise, Additional Equity shall include the Series A Preferred Units.
“Additional Securities” has the meaning set forth in Section 4.02(a)(ii) hereof.
“Adjustment Event” means any of the following events: (A) the Partnership makes a distribution on all outstanding Common Units in Partnership Units, (B) the Partnership subdivides the outstanding Common Units into a greater number of Common Units or combines the outstanding Common Units into a smaller number of Common Units, or (C) the Partnership issues any Partnership Units in exchange for its outstanding Common Units by way of a reclassification or recapitalization of its Common Units. If more than one Adjustment Event occurs, the adjustment required to be made pursuant to this Agreement need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the General Partner in respect of a capital contribution to the Partnership of proceeds from the sale of securities by the General Partner.
“Administrative Expenses” means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of the General Partner, including any salaries or other payments to directors, officers or employees of the General Partner, and any accounting and legal expenses of the General Partner, which expenses, the Partners have agreed, are expenses of the Partnership and not the General Partner, and (iii) to the extent not included in clause (ii) above, REIT Expenses.
“Affiliate” means, (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, 10% or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, employee, partner or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities or partnership interests or otherwise.
“Agreed Value” means the fair market value of a Partner’s non-cash Capital Contribution as of the date of the contribution as agreed to by such Partner and the General Partner. The names and addresses of the Partners, number of Partnership Units issued to each Partner, the applicable class of Partnership Units and the Agreed Value of non-cash Capital Contributions as of the date of contribution is set forth on Exhibit A.
“Agreement” means this Amended and Restated Agreement of Limited Partnership of the Partnership, as amended from time to time.
“Articles of Incorporation” means the Articles of Incorporation of the General Partner filed with the Maryland State Department of Assessments and Taxation, as amended or restated from time to time.
“Available Cash” means, with respect to any period for which such calculation is being made:
(a) all cash revenues and funds received by the Partnership from whatever source (excluding the proceeds of any Capital Contribution) plus the amount of any reduction (including,

without limitation, a reduction resulting because the General Partner determines such amounts are no longer necessary) in reserves of the Partnership, which reserves are referred to in clause (b)(iv) below;
(b) less the sum of the following (except to the extent made with the proceeds of any Capital Contribution): (i) all interest, principal and other debt payments made during such period by the Partnership, (ii) all cash expenditures (including capital expenditures) made by the Partnership during such period, (iii) investments in any entity (including loans made thereto) to the extent that such investments are permitted under this Agreement and are not otherwise described in clauses (b)(i) or (ii), and (iv) the amount of any increase in reserves established during such period which the General Partner determines is necessary or appropriate.
Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.
“Capital Account” has the meaning set forth in Section 4.04 hereof.
“Capital Contribution” means the total amount of cash, cash equivalents, and the Agreed Value of any property or other asset contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.
“Carrying Value” means, with respect to any asset of the Partnership, the asset’s adjusted basis for federal income tax purposes or, in the case of any asset contributed to the Partnership, the fair market value of such asset at the time of contribution, except that the Carrying Values of all assets may, at the discretion of the General Partner, be adjusted to equal their respective fair market values (as determined by the General Partner), in accordance with the rules set forth in Regulations Section 1.704-1(b)(2)(iv)(f) and (g), as provided for in Section 4.04 hereof. In the case of any asset of the Partnership that has a Carrying Value that differs from its adjusted tax basis, the Carrying Value shall be adjusted by the amount of depreciation, depletion and amortization calculated for purposes of the definition of Profits and Losses rather than the amount of depreciation, depletion and amortization determined for federal income tax purposes.
“Cash Amount” means an amount of cash per Partnership Unit equal to the Value of the REIT Shares Amount on the date of receipt by the General Partner of a Notice of Exchange.
“Certificate” means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.02 hereof) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction.

“Code” means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.
“Combined Percentage Interest” means, with respect to one or more classes of Partnership Units, the interest of each Partner as determined by reference to a fraction, the numerator representing the number of Partnership Units held by such Partner assuming that Additional Equity, if any, is converted to Common Units at such applicable time of determination and the denominator representing the aggregate number of Common Units issued or otherwise issuable upon conversion of the Additional Equity at such applicable time of determination. The Combined Percentage Interest of each Partner shall be as set forth on Exhibit A hereto, as such Exhibit may be amended from time to time.
“Common Unit” means Partnership Units that are not entitled to any preferences with respect to any other class or series of Partnership Units as to distribution or voluntary or involuntary liquidation, dissolution or winding-up of the Partnership.
“Common Unitholder” means a Partner that holds Common Units.
“Commission” means the U.S. Securities and Exchange Commission.
“Conversion Factor” means 1.0, provided that (A) in the event that the General Partner (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares, or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor (as in effect immediately prior to such adjustment) by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date, (B) in the event that an entity other than an Affiliate of the General Partner shall, subject to the terms of Section 7.01, become General Partner pursuant to any merger, consolidation or combination of the General Partner with or into another entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one REIT Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination, and (C) in the event that the General Partner, by dividend or otherwise, distributes to all holders of its REIT Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in clause (A)(i) above), which evidences of indebtedness or assets relate to assets not received by the General Partner or its Subsidiaries pursuant to a pro rata distribution by the Partnership, then the Conversion Factor shall be adjusted to equal the amount determined by multiplying the Conversion Factor in effect immediately prior to the close of business on the date fixed for determination of shareholders entitled to receive such distribution by a fraction the numerator of which shall be the Value of a REIT Share on the date fixed for such determination and the denominator of which shall be the Value of a REIT Share on the date fixed for such determination less the then fair market value (as determined by the General

Partner in good faith) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the General Partner receives a Notice of Exchange after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the General Partner had received the Notice of Exchange immediately prior to the record date for such dividend, distribution, subdivision or combination.
“Defaulting Limited Partner” has the meaning set forth in Section 5.02(b) hereof.
“Event of Bankruptcy” as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.
“Exchange Right” has the meaning set forth in Section 8.05(a) hereof.
“Exchanging Partner” has the meaning set forth in Section 8.05(a) hereof.
“General Partner” means Columbia Property Trust, Inc., a Maryland corporation, and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner.
“General Partnership Interest” means a Partnership Interest held by the General Partner that is a general partnership interest.
“General Partner Loan” has the meaning set forth in Section 5.02(b) hereof.
“Imputed Underpayment Amount” has the meaning set forth in Section 5.02(c).
“Indemnitee” means the General Partner or a director, officer or employee of the General Partner or Partnership and such other Persons (including affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.
“IRS” means the United States Internal Revenue Service.
“Limited Partner” means any Person named as a Limited Partner on Exhibit A attached hereto, as such Exhibit may be amended from time to time, and any Person who becomes a

Substitute Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.
“Limited Partnership Interest” means the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act.
“Losses” has the meaning set forth in Section 5.01(i) hereof.
“Noncompensatory Option” means a “noncompensatory option” within the meaning of Regulations Sections 1.721-2(f) and 1.761-3(b)(2). For purposes of clarification, the conversion feature of the Series A Preferred Units shall be treated as Noncompensatory Options.
“Normandy Contribution Agreement” has the meaning set forth in the recitals hereof.
“Notice of Exchange” means the Notice of Exercise of Exchange Right substantially in the form attached as Exhibit B hereto.
“NYSE” means the New York Stock Exchange.
“Offer” has the meaning set forth in Section 7.01(c)(ii) hereof.
“Partner” means any General Partner or Limited Partner.
“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(i). A Partner’s share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).
“Partnership” means Columbia Property Trust Operating Partnership, L.P., a Delaware limited partnership.
“Partnership Audit Rules” means the partnership audit provisions of Subchapter C of Chapter 63 of the Code, together with applicable Treasury Regulations and other regulatory or administrative guidelines.
“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.
“Partnership Loan” has the meaning set forth in Section 5.02(b) hereof.
“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704- 2(d). In accordance with Regulations Section 1.704-2(d), the amount of Partnership Minimum Gain is determined by first computing, for each Partnership nonrecourse liability, any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Partner’s share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).
“Partnership Record Date” means the record date established by the General Partner for the distribution of cash pursuant to Section 5.02 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such distribution.
“Partnership Representative” has the meaning set forth in Section 10.05(a) hereof.
“Partnership Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder. The allocation of Partnership Units among the Partners in each applicable class of Partnership Units shall be as set forth on Exhibit A, as such Exhibit may be amended from time to time.
“Percentage Interest” means, as to a Partner holding a class or series of Partnership Units, its interest in such class or series as determined by dividing the Partnership Units of such class or series owned by such Partner by the total number of Partnership Units of such class or series then outstanding as specified on Exhibit A. If the Partnership issues more than one class or series of Partnership Units, the interest in the Partnership among the classes or series of Partnership Interests shall be determined as set forth in the amendment to the Partnership Agreement setting forth the rights and privileges of such additional classes or series of Partnership Units, if any. The Percentage Interest of each Partner shall be as set forth on Exhibit A hereto, as such Exhibit may be amended from time to time.
“Person” means any individual, partnership, limited liability company, corporation, joint venture, trust or other entity.
“Profits” has the meaning set forth in Section 5.01(i) hereof.
“Regulations” means the Treasury Regulations issued under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.
“REIT” means a real estate investment trust under Sections 856 through 860 of the Code.
“REIT Expenses” means (i) costs and expenses relating to the formation and continuity of existence and operation of the General Partner and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of General Partner), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer, or employee of the General Partner, (ii) costs and expenses relating to any public offering and registration of securities by the General Partner and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such offering of securities, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (iii) costs and expenses associated with any repurchase of any securities by the General

Partner, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the General Partner under federal, state or local laws or regulations, including filings with the Commission, (v) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange, (vi) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the General Partner, (vii) costs and expenses incurred by the General Partner relating to any issuing or redemption of Partnership Interests, and (viii) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of or in connection with the Partnership.
“REIT Share” means a common share of beneficial interest in the General Partner (or Successor Entity, as the case may be).
“REIT Shares Amount” means a number of REIT Shares equal to the product of the number of Common Units offered for exchange by an Exchanging Partner, multiplied by the Conversion Factor as adjusted to and including the Specified Exchange Date; provided that in the event the General Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”), and the rights have not expired at the Specified Exchange Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares Amount of REIT Shares on the record date fixed for purposes of determining the holders of REIT Shares entitled to rights.
“Restriction Notice” has the meaning set forth in Section 8.05(e) hereof.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Series A Unitholder” means a Partner that holds Series A Preferred Units.
“Series A Preferred Units” means Partnership Units with the rights, powers and duties set forth herein, designated as such on Schedule A and expressed in the number set forth on Exhibit A, as such exhibit may be amended from time to time.
“Specified Exchange Date” means the tenth (10th) business day after receipt by the General Partner of a Notice of Exchange.
“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.
“Substitute Limited Partner” means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.03 hereof.
“Successor Entity” has the meaning set forth in the definition of “Conversion Factor” contained herein.

“Survivor” has the meaning set forth in Section 7.01(d) hereof.
“Transaction” has the meaning set forth in Section 7.01(c) hereof.
“Transfer” has the meaning set forth in Section 9.02(a) hereof.
“Value” means, with respect to any security, the average of the daily market price of such security for the ten consecutive trading days immediately preceding the date of such valuation. The market price for each such trading day shall be: (i) if the security is listed or admitted to trading on any securities exchange or the NYSE, the sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, (ii) if the security is not listed or admitted to trading on any securities exchange or the NYSE, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or (iii) if the security is not listed or admitted to trading on any securities exchange or the NYSE and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten days prior to the date in question, the value of the security shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the security includes any additional rights, then the value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.
ARTICLE II
PARTNERSHIP FORMATION AND IDENTIFICATION

2.01    Formation. The Partnership was formed as a limited partnership pursuant to the Act and upon the terms and conditions set forth in this Agreement.

2.02    Name, Office and Registered Agent. The name of the Partnership is Columbia Property Trust Operating Partnership, L.P. The specified office and place of business of the Partnership shall be 1170 Peachtree Street, NE, Suite 600, Atlanta, Georgia 30309. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name and address of the Partnership's registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on him as registered agent.

2.03    Partners.

(a)The General Partner of the Partnership is Columbia Property Trust, Inc., a Maryland corporation. Its principal place of business is the same as that of the Partnership.

(b)The Limited Partners are those Persons named as a Limited Partner on Exhibit A attached hereto, as amended from time to time, or any Substitute Limited Partner or Additional Limited Partner.

2.04    Term and Dissolution.

(a)    The Partnership shall have perpetual duration, except that the Partnership shall be dissolved upon the first to occur of any of the following events:

(i)The occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, death, removal or withdrawal of a General Partner unless the business of the Partnership is continued pursuant to Section 7.03(b) hereof; provided that if a General Partner is on the date of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner and such partners comply with any other applicable requirements of this Agreement;

(ii)The passage of 90 days after the sale or other disposition of all or substantially all of the assets of the Partnership (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such note or notes are paid in full); or

(iii)The election by the General Partner that the Partnership should be dissolved.

(b)    Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.03(b) hereof), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate and liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 5.06 hereof. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership’s debts and obligations), or (ii) distribute the assets to the Partners in kind.

2.05    Filing of Certificate and Perfection of Limited Partnership. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership, the Certificate and any and all amendments thereto and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

2.06    Certificates Describing Partnership Unit. At the request of a Limited Partner, the General Partner, at its option, may issue a certificate summarizing the terms of such Limited Partner’s interest in the Partnership, including the number of Partnership Units owned and the Percentage Interest represented by such Partnership Units as of the date of such certificate. Any such certificate (i) shall be in form and substance as approved by the General Partner, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect:
This certificate is not negotiable. The Partnership Units represented by this certificate are governed by and transferable only in accordance with the provisions of the Amended and Restated Agreement of Limited Partnership of Columbia Property Trust Operating Partnership, L.P., as amended from time to time.
ARTICLE III
BUSINESS OF THE PARTNERSHIP

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to qualify as a REIT, unless the General Partner otherwise ceases to qualify as a REIT, and in a manner such that the General Partner will not be subject to any taxes under Section 857, to the extent determined by the General Partner, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the General Partner’s right in its sole and absolute discretion to cease qualifying as a REIT, the Partners acknowledge that the General Partner’s current status as a REIT and the avoidance of income and excise taxes on the General Partner inures to the benefit of all the Partners and not solely to the General Partner. Notwithstanding the foregoing, the Limited Partners agree that the General Partner may terminate its status as a REIT under the Code at any time to the full extent permitted under the Articles of Incorporation. The General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code.
ARTICLE IV
CAPITAL CONTRIBUTIONS AND ACCOUNTS

4.01    Capital Contributions. The General Partner and the Limited Partners have made capital contributions to the Partnership in exchange for the Partnership Interests set forth opposite their names on Exhibit A, as amended from time to time. The Partners shall own Partnership Units of the class or series and in the amounts set forth on Exhibit A and shall have a Percentage Interest in the class or series as set forth on Exhibit A. Exhibit A may be amended from time to time by the General Partner, with no required consent or approval of the Limited Partners, to the extent necessary to reflect accurately exchanges, redemption, Capital Contributions, the issuance of Additional Equity or similar events impacting Exhibit A. However, the General Partner may keep Exhibit A current through separate revisions to the books and records of the Partnership that reflect periodic changes to the capital contributions made by the General Partner or the Limited Partners and corresponding changes to the Partnership Interests of the General Partner and the Limited Partners, as applicable, without preparing a formal amendment to this Agreement, provided that such an amendment shall be prepared upon the written request of any Limited Partner.

4.02    Additional Capital Contributions and Issuance of Additional Equity. Except as provided in this Section 4.02 or in Section 4.03, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 4.02.

(a)Issuances of Additional Equity.

(i)General. The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests (“Additional Equity”) in the form of Partnership Units for any Partnership purpose at any time or from time to time, to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Any Additional Equity issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to the Common Units, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that no Additional Equity shall be issued to the General Partner unless:

(1)(A) the Additional Equity is issued in connection with an issuance of REIT Shares of or other interests (including other classes or series of shares) in the General Partner, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the Additional Equity issued to the General Partner by the Partnership in accordance with this Section 4.02 and (B) the General Partner makes a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with the issuance of such shares of stock of or other interests in the General Partner;

(2)the Additional Equity is issued in exchange for property owned by the General Partner with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Interests; or

(3)the Additional Equity is issued to all Partners in proportion to their respective Combined Percentage Interests.

In addition, the General Partner may acquire Partnership Interests from other Partners pursuant to this Agreement. In the event that the Partnership issues Partnership Interests pursuant to this Section 4.02(a), the General Partner shall make such revisions to this Agreement (without any requirement of receiving approval of the Limited Partners) as it deems necessary to give effect to the designations, preferences and other rights pertaining to such Additional Equity and make filings under the Act or otherwise in order to reference the existence or creation of a class or series of Additional Equity unless the consent of a Partner is specifically required by this Agreement or the Act after giving effect to the terms of this Agreement. Notwithstanding anything in this Agreement to the contrary, the “Series A Convertible, Perpetual Preferred Units Addendum” attached hereto as Schedule A (the “Addendum”) is hereby adopted and made part of this Agreement; provided however, that when the last Series A Preferred Unit has been converted into one or more Common Units, in accordance with the terms of the Addendum, such that as a result, no Series A Preferred Units remain outstanding, the Addendum shall terminate automatically and shall no longer be a part of this Agreement, it being understood that any right of a Series A Unitholder that accrued prior to such termination, and that has not been satisfied in advance of such termination, shall not be eliminated or negatively impacted by such termination. Notwithstanding anything to the contrary in this Agreement, in the event of any conflict between the terms of this Agreement and the terms of the Addendum, the provisions of the Addendum, including, without limitation, any provisions relating to the rights, preferences and privileges of Series A Unitholders, shall control and be binding.
Without limiting the foregoing, the General Partner is expressly authorized to issue REIT Shares, other shares of capital stock or Additional Securities for less than fair market value, and the General Partner is expressly authorized to cause the Partnership to issue to the General Partner corresponding Partnership Units, so long as (x) the General Partner concludes in good faith that such issuance of Partnership Units is in the best interests of the General Partner and Partnership, and (y) the General Partner contributes all proceeds, if any, from such issuance and exercise to the Partnership.
(ii)Upon Issuance of Additional Securities. The General Partner shall not issue any additional REIT Shares (other than REIT Shares issued in connection with an exchange pursuant to Section 8.05 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares (collectively, “Additional Securities”) other than to all holders of REIT Shares, unless (A) the General Partner shall cause the Partnership to issue to the General Partner, as the General Partner may designate, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) the General Partner contributes the net proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities, directly and through the General Partner, to the Partnership; provided, however, that the General Partner is allowed to issue Additional Securities in connection with an acquisition of a property to be held directly by the General Partner in accordance with Section 6.08. Without limiting the foregoing, the General Partner is expressly authorized to issue Additional Securities for less than fair market value, and to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership, including without limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to an employee share purchase plan providing for employee purchases of REIT Shares at a discount from fair market value, employee equity incentive plan or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise, and (y) the General Partner contributes all proceeds from such issuance to the Partnership. For example, in the event the General Partner issues REIT Shares for a cash purchase price and contributes all of the proceeds of such issuance to the Partnership as required hereunder, the General Partner shall be issued a number of additional Common Units equal to the quotient of (A) the number of such REIT Shares issued by the General Partner, the proceeds of which were so contributed, divided by (B) the Conversion Factor in effect on the date of such contribution.

(b)Certain Deemed Contributions of Proceeds of Issuance of REIT Shares. Except as provided in Section 4.02(a)(ii), in connection with any and all issuances of REIT Shares or other interests in the General Partner, the General Partner shall make Capital Contributions to the Partnership of the proceeds therefrom, provided that if the proceeds actually received and contributed by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid such offering expenses in accordance with Section 6.05 hereof and in connection with the required issuance of Additional Equity to the General Partner for such Capital Contributions pursuant to Section 4.02(a) hereof.

4.03    Additional Funding. If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds (“Additional Funds”) for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings, or (ii) elect to have the General Partner or any of its Affiliates provide such Additional Funds to the Partnership through loans or otherwise.

4.04    Capital Accounts. A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv). The General Partner shall adjust the Carrying Values of the property of the Partnership to its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f) at the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g); (d) immediately prior to the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a Partner capacity or by a new partner acting in a Partner capacity or in anticipation of becoming a Partner; (e) the issuance by the Partnership of a Noncompensatory Option which is not treated as a Partnership Interest pursuant to Regulations Section 1.761-3(a); (f) the acquisition of an interest in the Partnership upon the exercise of a Noncompensatory Option in accordance with Regulations Section 1.704-1(b)(2)(iv)(s); and (g) at such other times as permitted or required under Regulations; provided, however, that adjustments pursuant to clauses (a), (b), (d), (e) and (g) (to the extent not required by Regulations) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership. When the Partnership’s property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f), (g) and (h), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.01 if there were a taxable disposition of such property for its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code and the fair market value of any outstanding Noncompensatory Options) on the date of the revaluation.

4.05    Percentage Interests. If the number of outstanding Partnership Units within any class or series increases or decreases during a taxable year, each Partner’s Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of Partnership Units of such class or series held by such Partner divided by the aggregate number of Partnership Units of such class or series outstanding after giving effect to such increase or decrease, and corresponding adjustments shall be made to each Partner’s Combined Percentage Interest. If the Partners’ Percentage Interests and Combined Percentage Interests are adjusted pursuant to this Section 4.05, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the effective date of such adjustment and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Combined Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Combined Percentage Interests.

4.06    No Interest on Contributions. No Partner shall be entitled to interest on its Capital Contribution.

4.07    Return of Capital Contributions. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Partnership continues in existence.

4.08    No Third Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

ARTICLE V
PROFITS AND LOSSES; DISTRIBUTIONS

5.01    Allocation of Profits and Losses.

(a)General Partner Gross Income Allocation. There shall be specially allocated to the General Partner an amount of (i) first, items of Partnership income and (ii) second, items of Partnership gain during each fiscal year or other applicable period, before any other allocations are made hereunder, in an amount equal to the excess, if any, of the cumulative reimbursements made to the General Partner under Section 6.05(b) (other than reimbursements that would properly be treated as “guaranteed payments” or which are attributable to the reimbursement of expenses that would properly be either deductible by the Partnership or added to the tax basis of any Partnership asset) over the cumulative allocations of Partnership income and gain to the General Partner under this Section 5.01(a).

(b)General Allocations. After application of Section 5.01(a) and subject to Section 5.01(c), any remaining Profits and Losses (or, if and to the extent necessary, items thereof of the Partnership for each fiscal year or other applicable period shall be allocated among the Partners in a manner that will, as nearly as possible, cause the Capital Account balance of each Partner at the end of such fiscal year or other applicable period to equal (i) the amount of the hypothetical distribution that such Partner would receive if the Partnership were liquidated on the last day of such period and all assets of the Partnership, including cash, were sold for cash equal to their Carrying Values, taking into account any adjustments thereto for such period, all liabilities of the Partnership were satisfied in full in cash according to their terms (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability) and the remaining cash proceeds (after satisfaction of such liabilities) were distributed in full pursuant to Section 5.02, minus (ii) the sum of such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain and the amount, if any and without duplication, that the Partner would be obligated to contribute to the capital of the Partnership, all computed as of the date of the hypothetical sale of assets. Notwithstanding the foregoing, the General Partner may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account facts and circumstances as the General Partner deems reasonably necessary for this purpose.

(c)Allocations to Reflect Other Classes of Units. The allocations under Section 5.01(b) may be modified as needed to reflect, and shall be modified to the extent required under, the terms of any additional classes of Partnership Units that may be issued from time to time.

(d)Minimum Gain Chargeback. Notwithstanding any provision to the contrary, (i) any expense of the Partnership that is a “nonrecourse deduction” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Partners’ respective Combined

Percentage Interests, (ii) any expense of the Partnership that is a “partner nonrecourse deduction” within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Partner that bears the “economic risk of loss” of such deduction in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2), (3), (4) and (5), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Partner Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(i)(4), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). A Partner’s “interest in partnership profits” for purposes of determining its share of the nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be such Partner’s Combined Percentage Interest.

(e)Qualified Income Offset. If a Partner receives in any taxable year an adjustment, allocation, or distribution described in subparagraphs (4), (5), or (6) of Regulations Section 1.704-l(b)(2)(ii)(d) that causes or increases a deficit balance in such Partner’s Capital Account that exceeds the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i), such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-l(b)(2)(ii)(d). After the occurrence of an allocation of income or gain to a Partner in accordance with this Section 5.01(e), to the extent permitted by Regulations Section 1.704-1(b), items of expense or loss shall be allocated to such Partner in an amount necessary to offset the income or gain previously allocated to such Partner under this Section 5.01(e).

(f)Gross Income Allocation. If any Partner has a deficit Capital Account at the end of any taxable year which is in excess of the sum of (i) the amount (if any) such Partner is obligated to restore to the Partnership and (ii) the amount such Partner is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible.

(g)Capital Account Deficits. Losses shall not be allocated to a Limited Partner to the extent that such allocation would cause a deficit in such Partner’s Capital Account (after reduction to reflect the items described in Regulations Section 1.704-l(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain. Any Losses in excess of that limitation shall be allocated to the General Partner. After the occurrence of an allocation of Losses to the General Partner in accordance with this Section 5.01(g), to the extent permitted by Regulations Section 1.704-l(b), Profits shall be allocated to such Partner in an amount necessary to offset the Losses previously allocated to each Partner under this Section 5.01(g).

(h)Allocations Between Transferor and Transferee. If a Partner transfers any part or all of its Partnership Interest, the distributive shares of the various items of Profits and Losses allocable among the Partners during the Partnership taxable year of the transfer shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership’s taxable year had ended on the date of the transfer, or (ii) based on the number of days of such taxable year that each was a Partner without regard to the results of Partnership activities in the respective portions of such taxable year in which the transferor and the transferee were Partners. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the Profits and Losses (or items thereof) between the transferor and the transferee Partner.

(i)Definition of Profits and Losses. “Profits” and “Losses” and any items of income, gain, expense, or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-l(b)(2)(iv), except that Profits and Losses shall not include items of income, gain and expense that are specially allocated pursuant to Sections 5.01(b), (d), (e), (f) or (j). All allocations of income, Profits, gain. Losses, and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5.01, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4) or Section 5.01(k). The General Partner shall have the authority to elect the method to be used by the Partnership for allocating items of income, gain. and expense as required by Section 704(c) of the Code including a method that may result in a Partner receiving a disproportionately larger share of the Partnership tax depreciation deductions, and such election shall be binding on all Partners.

(j)Forfeiture Allocations. Upon a forfeiture of any unvested Partnership Interest by any Partner, gross items of income, gain, loss or deduction shall be allocated to such Partner if and to the extent required by final Regulations promulgated after the date of this Agreement to ensure that allocations made with respect to all unvested Partnership Interests are recognized under Code Section 704(b).

(k)Noncompensatory Options. If, as a result of an exercise of a Noncompensatory Option to acquire an interest in the Partnership, a Capital Account reallocation is required under Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Partnership shall make corrective allocations for federal income tax purposes in accordance with Regulations Section 1.704-1(b)(4)(x).

5.02    Distribution of Cash

(a)Except for distributions (i) made pursuant to Section 5.06 in connection with the dissolution and liquidation of the Partnership, (ii) subject to the provisions of Sections 5.02(b), 5.02(c), 5.02(d), 5.03 and 5.05 and (iii) subject to the rights, terms and preferences of the Series A Preferred Units and any other Additional Equity that may be issued from time to time in accordance with the terms of this Agreement, the Partnership shall distribute cash on a quarterly (or, at the election of the General Partner, more frequent) basis, in an amount determined by the General Partner in its sole and absolute discretion, to the Common Unitholders who are Partners on the Partnership Record Date with respect to such quarter (or other distribution period) in accordance with their respective Percentage Interests on the Partnership Record Date; provided, however, that if a new or existing Partner acquires any Additional Equity in exchange for a Capital Contribution on any date other than the next day after a Partnership Record Date, the cash distribution attributable to such additional Partnership Interest relating to the Partnership Record Date next following the issuance of such additional Partnership Interest (or relating to the Partnership Record Date if such Partnership Interest was acquired on a Partnership Record Date) shall be reduced in the proportion to (i) the number of days that such additional Partnership Interest is held by such Partner bears to (ii) the number of days between such Partnership Record Date (including such Partnership Record Date) and the immediately preceding Partnership Record Date.

(b)Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to the Partner or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Partner equals or exceeds the amount required to be withheld by the Partnership, the amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Partner, or (ii) if the actual amount to be distributed to the Partner, if any, is less than the amount required to be withheld by the Partnership, the amount required to be withheld in excess of the actual amount to be distributed, if any, to the Partner shall be treated as a loan (a “Partnership Loan”) from the Partnership to the Partner on the day the Partnership pays over such amount to a taxing authority. A Partnership Loan shall be repaid through withholding by the Partnership with respect to subsequent distributions to the applicable Partner or assignee. In the event that a Limited Partner (a “Defaulting Limited Partner”) fails to pay any amount owed to the Partnership with respect to the Partnership Loan within 15 days after demand for payment thereof is made by the Partnership on the Limited Partner, the General Partner, in its sole and absolute discretion, may elect to make the payment to the Partnership on behalf of such Defaulting Limited Partner. In such event, on the date of payment, the General Partner shall be deemed to have extended a loan (a “General Partner Loan”) to the Defaulting Limited Partner in the amount of the payment made by the General Partner and shall succeed to all rights and remedies of the Partnership against the Defaulting Limited Partner as to that amount. Without limitation, the General Partner shall have the right to receive any distributions that otherwise would be made by the Partnership to the Defaulting Limited Partner until such time as the General Partner Loan has been paid in full, and any such distributions so received by the General Partner shall be treated as having been received by the Defaulting Limited Partner and immediately paid to the General Partner. Any amounts treated as a Partnership Loan or a General Partner Loan pursuant to this Section 5.02(b) or Section 5.02(c) shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership or the General Partner, as applicable, is deemed to extend the loan until such loan is repaid in full. The Partnership may at any time redeem Partnership Units from a Partner in satisfaction of a Partner’s Partnership Loan.

(c)Any “imputed underpayment” (within the meaning of Section 6225 of the Code or any comparable provision of state or local law) paid by the Partnership as a result of an adjustment with respect to any Partnership item, including any interest or penalties with respect to any such adjustment (collectively, an “Imputed Underpayment Amount”), shall be treated as a Partnership

Loan to the appropriate Partners. The General Partner shall reasonably determine the portion of an Imputed Underpayment Amount attributable to each Partner or former Partner. The portion of the Imputed Underpayment Amount that the General Partner attributes to a former Partner of the Partnership shall be treated as a Partnership Loan with respect to both such former Partner and such former Partner’s transferee(s) or assignee(s), as applicable, and the General Partner may in its discretion exercise the Partnership’s rights pursuant to Section 5.02(b) and this Section 5.02(c) in respect of either or both of the former Partner and its transferee or assignee. Imputed Underpayment Amounts treated as a Partnership Loan shall also include any such payments paid (or payable) by any entity treated as a partnership for U.S. federal income tax purposes in which the Partnership holds (or has held) a direct or indirect interest other than through entities treated as corporations for U.S. federal income tax purposes, to the extent that the Partnership bears the economic burden of such amounts, whether by law or agreement.

(d)In no event may a Partner receive a distribution of cash with respect to a Common Unit if such Partner is entitled to receive a cash dividend as the holder of record of a REIT Share for which all or part of such Common Unit has been or will be exchanged.

5.03     REIT Distribution Requirements. To the extent determined by the General Partner, the General Partner shall use its reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the General Partner to pay shareholder dividends that will allow the General Partner to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code.

5.04    No Right to Distributions In Kind. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

5.05    Limitations of Return of Capital Contributions. Notwithstanding any of the provisions of this Article V, no Partner shall have the right to receive and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner’s Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution. does not exceed the fair market value of the Partnership’s assets.

5.06    Distributions Upon Liquidation. Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans, and subject to the rights, terms and preferences of any Additional Equity that may be issued from time to time in accordance with the terms of this Agreement, any remaining assets of the Partnership shall be distributed to all Partners with positive Capital Accounts in accordance with their respective positive Capital Account balances. For purposes of the preceding sentence, the Capital Account of each Partner shall be determined after all adjustments made in accordance with Sections 5.01 and 5.02 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership’s assets. To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

5.07    Substantial Economic Effect. It is the intent of the Partners that the allocations of Profits and Losses under this Agreement have substantial economic effect (or be consistent with the Partners’ interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article V and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

5.08    Distributions to Reflect Issuance of Additional Equity. In the event that the Partnership issues Additional Equity pursuant to Section 4.02, the General Partner shall make such revisions to this Article V as it determines are necessary to reflect the issuance of such Additional Equity. In the absence of any agreement to the contrary, an Additional Limited Partner shall be entitled to the distributions set forth in this Article V (without regard to this Section 5.08) or the applicable designation setting forth the terms of the Additional Equity with respect to the period during which the closing of its contribution to the Partnership occurs, multiplied by a fraction the numerator of which is the number of days from and after the date of such closing through the end of the applicable period, and the denominator of which is the total number of days in such period.

ARTICLE VI
RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER

6.01    Management of the Partnership.

(a)Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:

(i)to acquire, purchase, own, operate, lease and dispose of any real property and any other property or assets including, but not limited to notes and mortgages, that the General Partner determines are necessary or appropriate or in the best interests of the business of the Partnership;

(ii)to construct buildings and make other improvements on the properties owned or leased by the Partnership;

(iii)to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership;

(iv)to borrow or lend money for the Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(v)to pay, either directly or by reimbursement, for all Administrative Expenses to third parties or to the General Partner or its Affiliates as set forth in this Agreement;

(vi)to guarantee or become a co maker of indebtedness of the General Partner or any Subsidiary thereof, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(vii)to use assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all Administrative Expenses and all operating costs and general administrative expenses of any Subsidiary of either the General Partner or Partnership, to third parties or to the General Partner as set forth in this Agreement;

(viii)to lease all or any portion of any of the Partnership’s assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

(ix)to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership’s assets;

(x)to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business;

(xi)to make or revoke any election permitted or required of the Partnership by any taxing authority;

(xii)to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

(xiii)to determine whether or not to apply any insurance proceeds for any property to the restoration of such property or to distribute the same;

(xiv)to establish one or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers, and such other persons, as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefore such reasonable remuneration as the General Partner may deem reasonable and proper;

(xv)to retain other services of any kind or nature in connection with the Partnership business, and to pay therefore such remuneration as the General Partner may deem reasonable and proper;

(xvi)to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

(xvii)to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

(xviii)to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

(xix)to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

(xx)to establish Partnership reserves for working capital, capital expenditures, contingent liabilities, or any other valid Partnership purpose;

(xxi)to merge, consolidate or combine the Partnership with or into another Person;

(xxii)to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code; and

(xxiii)to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the General Partner at all times to qualify as a REIT unless the General Partner voluntarily terminates its REIT status) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

(b)Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

6.02    Delegation of Authority. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

6.03    Indemnification.

(a)To the maximum extent permitted by Delaware law in effect from time to time, the Partnership shall indemnify any Indemnitee from and against any claim or liability to which such Indemnitee may become subject or which such Indemnitee may incur by reason of his service on behalf of the Partnership and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse any Indemnitee reasonable expenses in advance of final disposition of a proceeding.

(b)Neither the amendment nor repeal of this Section 6.03, nor the adoption or amendment of any other provision of this Agreement inconsistent with Section 6.03, shall apply to or affect in any respect the applicability with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

(c)The indemnification provided by this Section 6.03 shall be in addition to any other rights to which an indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity. The Partnership may also enter into indemnification agreements with Partners.

(d)The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)For purposes of this Section 6.03, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.03; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

(f)In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.03 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)The provisions of this Section 6.03 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 6.03 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 6.03 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(i)Notwithstanding anything in this Section 6.03 to the contrary, if the General Partner would be prohibited under the Articles of Incorporation from providing the indemnification or advancement of expenses otherwise called for by this Section 6.03, then the Partnership shall not provide such indemnification or advancement of expenses.

6.04    Liability of the General Partner.

(a)Notwithstanding anything to the contrary set forth in this Agreement, none of the General Partner or any of its officers, directors, agents or employees shall be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith. The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity provided the General Partner, acting in good faith, abides by the terms of this Agreement.

(b)The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, itself and its shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or the tax consequences of some, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of its shareholders on one hand and the Limited Partners on the other, the General Partner shall endeavor to resolve the conflict in a manner not adverse to either its shareholders or the Limited Partners; provided, however, that for so long as the General Partner directly owns a controlling interest in the Partnership, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either its shareholders or the Limited Partner shall be resolved in favor of the shareholders. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

(c)Subject to its obligations and duties as General Partner set forth in Section 6.01 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

(d)Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to prevent the General Partner from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

(e)Any amendment, modification or repeal of this Section 6.04 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 6.04 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

6.05    Reimbursement of General Partner.

(a)Except as provided in this Section 6.05 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

(b)The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all Administrative Expenses.

6.06    Outside Activities. Subject to the Articles of Incorporation and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, any officer, director, employee, agent, director, Affiliate or stockholder of the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interest or activities. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person.

6.07    Employment or Retention of Affiliates.

(a)Any Affiliate of the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price, or other payment therefore which the General Partner determines to be fair and reasonable.

(b)The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(c)The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement and applicable law.

(d)Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that are fair and reasonable to the Partnership.

6.08    General Partner Participation. The General Partner agrees that all business activities of the General Partner, including activities pertaining to the acquisition, development or ownership of office or industrial property or other property, shall be conducted through the Partnership or one or more Subsidiaries; provided, however, that the General Partner is allowed to make a direct acquisition so long as the General Partner takes commercially reasonable measures to ensure that the economic benefits and burdens of such property are otherwise vested in the Partnership, through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Partnership, the General Partner shall make such amendments to this Agreement as the General Partner determines are necessary or desirable, including to the definition of “Conversion Factor,” to reflect such activities and the direct ownership of assets by the General Partner and otherwise in accordance with Exhibit C. Nothing contained in this Agreement (including this Section 6.08) shall be deemed to prohibit the General Partner from guaranteeing or being a co-obligor, co-borrower, guarantor or surety of, or otherwise providing credit support of any kind in respect of, any debt or other indebtedness or obligations of the Partnership.

6.09    Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

6.10    Miscellaneous. In the event the General Partner redeems any REIT Shares, then the General Partner shall cause the Partnership to purchase from the General Partner a number of Common Units as determined based on the application of the Conversion Factor on the same terms that the General Partner exchanged such REIT Shares. Moreover, if the General Partner makes a cash tender offer or other offer to acquire REIT Shares, then the General Partner shall cause the Partnership to make a corresponding offer to the General Partner to acquire an equal number of Common Units held by the General Partner. In the event any REIT Shares are exchanged by the General Partner pursuant to such offer, the Partnership shall redeem an equivalent number of the General Partner’s Partnership Units for an equivalent purchase price based on the application of the Conversion Factor.

ARTICLE VII
CHANGES IN GENERAL PARTNER

7.01    Transfer of the General Partner’s Partnership Interest.

(a)The General Partner shall not transfer all or any portion of its General Partnership Interest or withdraw as General Partner, except as provided in or in connection with a transaction contemplated by Section 7.01(c), (d) or (e).

(b)[Reserved.]

(c)Except as otherwise provided in Section 7.01(d) or (e) hereof, the General Partner shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets, (other than in connection with a change in the General Partner’s state of incorporation or organizational form) in each case which results in a change of control of the General Partner (a “Transaction”), unless:

(i)the consent of the Limited Partners holding more than 50% of the Combined Percentage Interest of the Limited Partners (excluding the Partnership Units held by the General Partner or an Affiliate thereof) is obtained;

(ii)as a result of such Transaction, all Limited Partners will receive for each Common Unit an amount of cash, securities, or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid in the Transaction to a holder of one REIT Share in consideration of one REIT Share, it being understood that any such securities or other property shall be of an identical type received by the holder of the REIT Share, provided that if, in connection with the Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each holder of Common Units shall be given the option to exchange its Common Units for the greatest amount of cash, securities, or other property which a Limited Partner would have received had it (A) exercised its Exchange Right and (B) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Exchange Right immediately prior to the expiration of the Offer; or

(iii)the General Partner is the surviving entity in the Transaction and either (a) the holders of REIT Shares do not receive cash, securities, or other property in the Transaction or (b) all Limited Partners (other than the General Partner or any Subsidiary) receive in exchange for their Common Units an amount of cash, securities, or other property (expressed as an amount per REIT Share) that is no less than the product of the Conversion Factor and the greatest amount of cash, securities, or other property (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares, it being understood that any such securities or other property shall be of an identical type received by the holder of the REIT Shares.

(d)Notwithstanding Section 7.01(c), the General Partner may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Survivor”), other than Common Units held by the General Partner, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Common Units with a fair market value equal to the value of the assets so contributed as determined by the Survivor in good faith and (ii) the Survivor expressly agrees to assume all obligations of the General Partner, as appropriate, hereunder. Upon such contribution and assumption, the Survivor shall have the right and duty to amend this Agreement as set forth in this Section 7.01(d). The Survivor shall in good faith arrive at a new method for the calculation of the Cash Amount, the REIT Shares Amount and Conversion Factor for a Common Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible, it being understood that unless the REIT Shares Amount shall be payable in shares of Publicly Traded Common Stock (as defined in the Addendum), any exercise of the Exchange Rights shall only be satisfied by payment of the Cash Amount following such merger or consolidation. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants or other rights relating thereto, and to which a holder of Common Units could have acquired had such Common Units been exchanged immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be reasonably possible to the adjustments provided for with respect to the Conversion Factor. The Survivor also shall in good faith modify the definition of REIT Shares, subject to the obligation to pay the Cash Amount if the REIT Share Amount is not payable in shares of Publicly Traded Common Stock, and make such amendments to Section 8.05 so as to approximate the existing rights and obligations set forth in Section 8.05 as closely as reasonably possible. The above provisions of this Section 7.01(d) shall similarly apply to successive mergers or consolidations permitted hereunder.

(e)Notwithstanding Section 7.01(c), a General Partner may transfer all or any portion of its General Partnership Interest to (a) a wholly-owned Subsidiary of such General Partner or (b) the owner of all of the ownership interests of such General Partner, and following a transfer of all of its General Partnership Interest and the agreement by the transferee to accept and be bound by the terms of this Agreement, may withdraw as General Partner.

7.02    Admission of a Substitute or Additional General Partner. A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied:

(a)the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.05 hereof in connection with such admission shall have been performed;

(b)if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

(c)at the election of the General Partner, counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel and the state or any other jurisdiction as may be necessary) that the admission of the Person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal income tax purposes, or (ii) the loss of any Limited Partner’s limited liability.

7.03    Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General Partner.

(a)Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.04(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.03(b) hereof. The merger of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section 7.02 hereof shall not be deemed to be the withdrawal, dissolution or removal of the General Partner.

(b)Following the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.04(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Partners, within 90 days after such occurrence, may elect to continue the business of the Partnership for the balance of the term specified in Section 2.04 hereof by selecting, subject to Section 7.02 hereof and any other provisions of this Agreement, a substitute General Partner by consent of a majority in interest of the Limited Partners. If the Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

7.04    Removal of a General Partner.

(a)Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners. The Limited Partners may not remove the General Partner, with or without cause.

(b)If a General Partner has been removed pursuant to this Section 7.04 and the Partnership is continued pursuant to Section 7.03. hereof, such General Partner shall promptly transfer and assign its General Partnership Interest in the Partnership to the substitute General Partner approved by a majority in interest of the Limited Partners in accordance with Section 7.03(b) hereof and otherwise admitted to the Partnership in accordance with Section 7.02 hereof. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partnership Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner. Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and a majority in interest of the Limited Partners within 10 days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the removed General Partner and a majority in interest of the Limited Partners each shall select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest within 30 days of the General Partner’s removal, and the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than 40 days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest no later than 60 days after the removal of the General Partner. In such case, the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals closest in value.

(c)The General Partnership Interest of a removed General Partner, during the time after default until transfer under Section 7.04(b), shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners. Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.04(b).

(d)All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary and sufficient to effect all the foregoing provisions of this Section.

ARTICLE VIII
RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

8.01    Management of the Partnership. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the

Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

8.02    Power of Attorney. Each Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to:

(a)execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (i) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (ii) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement duly adopted in accordance with its terms; (iii) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (iv) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (v) all instruments relating to the admission, withdrawal, removal or substitution of any Partner or other events described in this Agreement or the Capital Contribution of any Partner and (vi) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

(b)execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner, to make, evidence, give, confirm or ratify any vote, approval, agreement or other action which is made or given by the Partners hereunder or appropriate or necessary, in the sole discretion of the General Partner, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XI hereof and the Addendum or as may be otherwise expressly provided for in this Agreement.
The foregoing power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Partnership Interest.
8.03    Limitation on Liability of Limited Partners. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

8.04    [Reserved].

8.05    Exchange Right.

(a)Subject to Sections 8.05(b), 8.05(c), 8.05(d), and 8.05(e) and the provisions of any agreements between the Partnership and one or more Limited Partners with respect to Partnership Units held by them, each Limited Partner, other than the General Partner, shall have the right (the “Exchange Right”) to require the Partnership to redeem on a Specified Exchange Date all or a portion of the Common Units held by such Limited Partner at an exchange price equal to and in the form of the Cash Amount to be paid by the Partnership, provided that such Common Units shall have been outstanding for at least one year and with respect to convertible Additional Equity, including the Series A Preferred Units, such one year period shall run from the date of original issuance of such Additional Equity without regard to the date of such Additional Equity’s conversion into Common Units. The Exchange Right shall be exercised pursuant to a Notice of Exchange delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Exchange Right (the “Exchanging Partner”); provided, however, that the Partnership shall not be obligated to satisfy such Exchange Right if the General Partner elects to purchase the Common Units subject to the Notice of Exchange pursuant to Section 8.05(b). A Limited Partner may not exercise the Exchange Right for less than 1,000 Common Units or, if such Limited Partner holds less than 1,000 Common Units, all of the Common Units held by such Partner. The Exchanging Partner shall have no right, with respect to any Common Units so exchanged, to receive any distribution paid with respect to Common Units if the record date for such distribution is on or after the Specified Exchange Date.

(b)Notwithstanding the provisions of Section 8.05(a), a Limited Partner that exercises the Exchange Right shall be deemed to have offered to sell the Common Units described in the Notice of Exchange to the General Partner, and the General Partner may, in its sole and absolute discretion, elect to purchase directly and acquire such Common Units by paying to the Exchanging Partner either the Cash Amount or the REIT Shares Amount, as elected by the General Partner (in its sole and absolute discretion), on the Specified Exchange Date, whereupon the General Partner shall acquire the Common Units offered for exchange by the Exchanging Partner and shall be treated for all purposes of this Agreement as the owner of such Common Units. If the General Partner shall elect to exercise its right to purchase Common Units under this Section 8.05(b) with respect to a Notice of Exchange, it shall so notify the Exchanging Partner within five (5) business days after the receipt by the General Partner of such Notice of Exchange. Unless the General Partner (in its sole and absolute discretion) shall exercise its right to purchase Common Units from the Exchanging Partner pursuant to this Section 8.05(b), the General Partner shall not have any obligation to the Exchanging Partner or the Partnership with respect to the Exchanging Partner’s exercise of the Exchange Right. In the event the General Partner shall exercise its right to purchase Common Units with respect to the exercise of an Exchange Right in the manner described in the first sentence of this Section 8.05(b), the Partnership shall have no obligation to pay any amount to the Exchanging Partner with respect to such Exchanging Partner’s exercise of such Exchange Right, and each of the Exchanging Partner, the Partnership, and the General Partner, as the case may be, shall treat the transaction between the General Partner and the Exchanging Partner for federal income tax purposes as a sale of the Exchanging Partner’s Common Units to the General Partner. Each Exchanging Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the Exchange Right.

(c)Notwithstanding the provisions of Section 8.05(a) and 8.05(b), a Limited Partner shall not be entitled to exercise the Exchange Right if the delivery of REIT Shares to such Partner on the Specified Exchange Date by the General Partner pursuant to Section 8.05(b) (regardless of whether or not the General Partner would in fact exercise its rights under Section 8.05(b)) would (i) result in such Partner or any other Person owning, directly or indirectly, shares of the General Partner in excess of the Aggregate Stock or Common Stock Ownership Limit (as defined in the Articles of Incorporation and calculated in accordance therewith), except as provided in the Articles of Incorporation, (ii) result in shares of the General Partner being owned by fewer than 100 Persons (determined without reference to any rules of attribution and under the definition of “Person” in the Articles of Incorporation), except as provided in the Articles of Incorporation, result in the General Partner being “closely held” within the meaning of Section 856(h) of the Code, (iii) cause the General Partner to own, directly or constructively, 9.8% or more of the ownership interests in a tenant of the General Partner’s, the Partnership’s, or any direct or indirect Subsidiary (including, without limitation, partnerships, joint ventures and limited liability companies) of the General Partner’s or the Partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Code, (iv) otherwise, directly or indirectly, cause the General Partner to fail to qualify as a REIT or (v) cause the acquisition of REIT Shares by such Partner to be “integrated” with any other distribution for REIT Shares for purposes of complying with the registration provisions of the Securities Act. The General Partner, in its sole and absolute discretion, may waive the restriction on exchange set forth in this Section 8.05(c); provided, however, that in the event such restriction is waived, the Exchanging Partner shall be paid the Cash Amount.

(d)Any Cash Amount to be paid to an Exchanging Partner pursuant to this Section 8.05 shall be paid on the Specified Exchange Date.

(e)Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Limited Partners to exercise their Exchange Rights as and if deemed necessary to ensure that the Partnership does not constitute a “publicly traded partnership” under Section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof (a “Restriction Notice”) to each of the Limited Partners holding Common Units, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership which states that, in the opinion of such counsel, restrictions are necessary in order to avoid the Partnership being treated as a “publicly traded partnership” under Section 7704 of the Code.

8.06    Outside Activities of Limited Partners. Subject to any agreements entered into by a Limited Partner or its Affiliates with the General Partner, Partnership or a Subsidiary, any Limited Partner and any officer, director, employee, agent, trustee, Affiliate or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of Partners shall have any rights by virtue of this Agreement in any such business ventures, interest or activities. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, other than the Limited Partners benefiting from the business conducted by the General Partner, and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

8.07    Return of Capital. Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contribution and shall have no right or power to demand or receive property from the General Partner. No Limited Partner holding any class of Partnership Units shall have priority over any other Limited Partner in such class as to the return of his Capital Contributions, distributions or allocations.

ARTICLE XI
TRANSFERS AND REDEMPTIONS OF LIMITED PARTNERSHIP INTERESTS

9.01    Purchase for Investment.

(a)Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of his Partnership Interests is made as a principal for his account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest.

(b)Each Limited Partner agrees that he will not sell, assign or otherwise transfer his Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.01(a) above and similarly agree not to sell, assign or transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

9.02    Restrictions on Transfer of Limited Partnership Interests.

(a)Subject to the provisions of 9.02(b), (c) and (d), no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of his Limited Partnership Interest, or any of such Limited Partner’s economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion. Any such purported transfer undertaken without such consent shall be considered to be null and void ab initio and shall not be given effect. The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith.

(b)No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or clause (c) below or a Transfer pursuant to 9.05 below) of all of his Partnership Units pursuant to this Article IX or pursuant to an exchange of all of his Common Units pursuant to 8.05. Upon the permitted

Transfer or redemption of all of a Limited Partner’s Partnership Units, such Limited Partner shall cease to be a Limited Partner.

(c)Subject to 9.02(d), (e) and (f) below, a Limited Partner may Transfer, without the consent of the General Partner, all or a portion of his Partnership Units to (i) a parent or parent’s spouse, natural or adopted descendant or descendants, spouse of such descendant, or brother or sister, or a trust or other estate planning vehicle created by such Limited Partner for the benefit of such Limited Partner and/or any such person(s), (ii) a corporation, limited liability company or other entity directly or indirectly controlled by a Person or Persons named in (i) above or (iv) below, (iii) if the Limited Partner is an entity, its direct or indirect beneficial owners, a participant in a benefit plan of such Limited Partner or an Affiliate of the Limited Partner or (iv) recipients contemplated by the terms of the Normandy Contribution Agreement in connection with the closing contemplated thereby; provided, in each case, that any such transferee(s) will provide representations, warranties and undertakings as reasonably requested by the General Partner.

(d)No Limited Partner may effect a Transfer of its Limited Partnership Interest, in whole or in part, if in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Partnership Interests under the Securities Act or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).

(e)No Transfer by a Limited Partner of its Partnership Units, in whole or in part, may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the transfer would result in the Partnership being treated as an association taxable as a corporation (other than a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code), (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, (iii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code, or (iv) in the opinion of legal counsel for the Partnership, the transfer would result in the Partnership becoming or being treated as a “publicly traded partnership” under Section 7704 of the Code.

(f)No Transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a nonrecourse liability (within the meaning of Regulations Section 1.752-l(a)(2)), without the consent of the General Partner, which may be withheld in its sole and absolute discretion, provided that as a condition to such consent the General Partner may require the lender to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount any Common Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

(g)Any Transfer in contravention of any of the provisions of this Article IX shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

(h)Prior to the consummation of any Transfer under this Article IX, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.

9.03    Admission of Substitute Limited Partner.

(a)Subject to the other provisions of this Article IX, an assignee of the Limited Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only with the consent of the General Partner and upon the satisfactory completion of the following:

(i)The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

(ii)To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.

(iii)The assignee shall have delivered a letter containing the representation set forth in Section 9.01(a) hereof, the agreement set forth in Section 9.01(b) hereof and any other representations, warranties and undertakings as reasonably requested by the General Partner.

(iv)If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement.

(v)The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.02 hereof.

(vi)The assignee shall have paid all legal fees and other expenses of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner.

(vii)The assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner’s sole and absolute discretion.

(b)For the purpose of allocating Profits and Losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 9.03(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

(c)The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article IX to the admission of such Person as a Limited Partner of the Partnership.

9.04    Rights of Assignees of Partnership Interests.

(a)Subject to the provisions of Sections 9.01 and 9.02 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Interest until the Partnership has received notice thereof.

(b)Any Person who is the assignee of all or any portion of a Limited Partner’s Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.

9.05    Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

9.06    Joint Ownership of Interests. A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of on)y one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

9.07    Admission of Additional Limited Partners.

(a)A Person who is hereafter admitted to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 8.02 and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner.

(b)Notwithstanding anything to the contrary in this Section 9.07, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership following the consent of the General Partner to such admission. If any Additional Limited Partner is admitted to the Partnership on any day other than the beginning of a quarterly period, then all items allocable among Partners and their assignees for such quarterly period shall be allocated among such Limited Partner and all other Partners and their assignees by taking into account their varying interests during such quarterly period using a method selected by the General Partner that is in accordance with the Code. Except as otherwise agreed to by the Additional Limited Partners and the General Partner, all distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and their assignees other than the Additional Limited Partner (other than in its capacity as an assignee of a Partner) and all distributions of Available Cash thereafter shall be made to all Partners and their assignees including such Additional Limited Partner.

9.08    Redemption of Partnership Units. Subject to the rights of the Series A Preferred Units, the General Partner will cause the Partnership to redeem Partnership Units from the General Partner or its Affiliates, to the extent it shall have legally available funds therefor, at any time the General Partner redeems shares of beneficial interest in itself. The number and class or series of Partnership Units redeemed and the redemption price shall equal the number (multiplied by the Conversion Factor) of shares of beneficial interest the General Partner redeems and the redemption price at which the General Partner redeems such shares, respectively.

ARTICLE X
BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

10.01    Books and Records. At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership’s specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, (c) copies of the Partnership’s federal, state and local income tax returns and reports, (d) copies of this Agreement and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act. Any Partner or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

10.02    Custody of Partnership Funds, Bank Accounts.

(a)All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

(b)All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers’ acceptances and municipal notes and bonds. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.02(b).

10.03    Fiscal and Taxable Year. The fiscal and taxable year of the Partnership shall be the calendar year.

10.04    Annual Tax Information and Report. Within 75 days after the end of each fiscal year of the Partnership. the General Partner shall furnish to each Person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner’s individual tax returns as shall be reasonably required by law.

10.05    Partnership Representative, Tax Elections, Special Basis Adjustments.

(a)General. The General Partner (or any eligible Person designated by the General Partner) shall be the “partnership representative” of the Partnership pursuant to Section 6223(a) of the Code (the “Partnership Representative”). The Partnership Representative is authorized to conduct all tax audits and judicial reviews for the Partnership.

(b)Powers. The Partnership Representative is authorized, but not required (and the Partners hereby consent to the Partnership Representative taking the following actions):

(i)to elect out of the Partnership Audit Rules, if available;

(ii)to enter into any settlement with the IRS with respect to any tax audit or judicial review for the adjustment of Partnership items required to be taken into account by a Partner or the Partnership for income tax purposes, and in the settlement agreement the Partnership Representative may expressly state that such agreement shall bind the Partnership and all Partners;

(iii)to seek judicial review of any adjustment assessed by the IRS or any other tax authority, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(iv)to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(v)to file a request for an administrative adjustment with the IRS or other tax authority at any time and, if any part of such request is not allowed by the IRS or other tax authority, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(vi)to enter into an agreement with the IRS or other tax authority to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item;

(vii)to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding, to the extent permitted by applicable law or regulations, including, without limitation, the following actions to the extent that the Partnership Audit Rules apply to the Partnership and its current or former Partners:

(1)electing to have the alternative method for the underpayment of taxes set forth in Section 6226 of the Code, as included in the Partnership Audit Rules, apply to the Partnership and its current or former Partners; and

(2)for Partnership level assessments under Section 6225 of the Code, as included in the Partnership Audit Rules, determining apportionment of responsibility for payment among the current or former Partners, setting aside reserves from Available Cash of the Partnership, withholding of distributions of Available Cash to the Partners, and requiring current or former Partners to make cash payments to the Partnership for their share of the Partnership level assessments; and

(viii)to take any other action required or permitted by the Code and Regulations in connection with its role as Partnership Representative.

(c)The taking of any action and the incurring of any expense by the Partnership Representative in connection with any such audit or proceeding referred to in clause (7) above, except to the extent required by law, is a matter in the sole and absolute discretion of the Partnership Representative and the provisions relating to indemnification of the General Partner set forth in Section 6.03 shall be fully applicable to the Partnership Representative in its capacity as such. In addition, the General Partner shall be entitled to indemnification set forth in Section 6.03 for any liability for tax imposed on the Partnership under the Partnership Audit Rules that is collected from the General Partner.

(d)The current and former Partners agree to provide the following information and documentation to the Partnership and the Partnership Representative to the extent that the Partnership Audit Rules apply to the Partnership and its current or former Partners:

(i)information and documentation to determine and prove eligibility of the Partnership to elect out of the Partnership Audit Rules;

(ii)information and documentation to reduce the Partnership level assessment consistent with Section 6225(c) of the Code, as included in the Partnership Audit Rules; and

(iii)information and documentation to prove payment of the attributable liability under Section 6226 of the Code, as included in the Partnership Audit Rules.

In addition to the foregoing, and notwithstanding any other provision of this Agreement, including, without limitation, Article XI of this Agreement, the General Partner is authorized (without any requirement of the consent or approval of any other Partners) to make all such amendments to this Section 10.05 as it shall determine, in its sole judgment, to be necessary, desirable or appropriate to implement the Partnership Audit Rules and any amendments thereto or any regulations, procedures, rulings, notices, or other administrative interpretations thereof promulgated by the U.S. Treasury Department.
(e)Reimbursement. The Partnership Representative shall receive no compensation for its services. All third-party costs and expenses incurred by the Partnership Representative in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm and/or law firm to assist the Partnership Representative in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

(f)Survival. The obligations of each Partner under this Section 10.05 shall survive such Partner’s withdrawal from the Partnership, and each Partner agrees to execute such documentation requested by the Partnership at the time of such Partner’s withdrawal from the Partnership to acknowledge and confirm such Partner’s continuing obligations under this Section 10.05.

(g)In the event of a Transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Partnership’s assets. Notwithstanding anything contained in Article V of this Agreement, any adjustments made pursuant to Section 754 of the Code shall affect only the successor in interest to the Transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

(h)To the extent provided for in Regulations, revenue rulings, revenue procedures and/or other IRS guidance issued after the date hereof, the Partnership is hereby authorized to, and at the direction of the General Partner shall, elect a safe harbor under which the fair market value of any Partnership Interests issued after the effective date of such Regulation (or other guidance) will be treated as equal to the liquidation value of such Partnership Interests (i.e., a value equal to the total amount that would be distributed with respect to such interests if the Partnership sold all of its assets for their fair market value immediately after the issuance of such Partnership Interests, satisfied its liabilities (excluding any non-recourse liabilities to the extent the balance of such liabilities exceed the fair market value of the assets that secure them) and distributed the net proceeds to the Partners under the terms of this Agreement). In the event that the Partnership makes a safe harbor election as described in the preceding sentence, each Partner hereby agrees to comply with all safe harbor requirements with respect to transfers of such Partnership Interest while the safe harbor election remains effective.

10.06    Reports to Limited Partners.

(a)As soon as practicable after the close of each fiscal quarter (other than the last quarter of the fiscal year), the General Partner shall cause to be mailed to each Limited Partner a quarterly report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal quarter, presented in accordance with generally accepted accounting principles. As soon as practicable after the close of each fiscal year, the General Partner shall cause to be mailed to each Limited Partner an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal year, presented in accordance with generally accepted accounting principles. The annual financial statements shall be audited by accountants selected by the General Partner.

(b)Any Partner shall further have the right to a private audit of the books and records of the Partnership, provided such audit is made for Partnership purposes, at the expense of the Partner desiring it and is made during normal business hours.

(c)The General Partner shall have satisfied the obligations under this Section 10.06 by (i) to the extent the General Partner or the Partnership is subject to periodic reporting requirements under the Securities Exchange Act of 1934, as amended, filing the quarterly and annual reports required thereunder within the time periods provided for the filing of such reports, including any permitted extensions, or (ii) posting or making available the reports required by this Section 10.06 on the website maintained from time to time by the Partnership or the General Partner, provided that such reports are able to be printed or downloaded from such website.

ARTICLE XI
AMENDMENT OF AGREEMENT; MERGER

The General Partner’s consent shall be required for any amendment to this Agreement. The General Partner, with the consent of Limited Partners holding more than 50% of the Combined Percentage Interests of the Limited Partners (including the Partnership Units held by the General Partner or an Affiliate thereof) may amend this Agreement in any respect or merge or consolidate the Partnership with or into any other partnership or business entity (as defined in Section 17-211 of the Act) in a transaction pursuant to Section 7.01(c)(ii) or (iii), (d) or (e) hereof; provided, however, that the following amendments and any other merger or consolidation of the Partnership shall require the consent of Limited Partners holding more than 50% of the Combined Percentage Interests of the Limited Partners (excluding the Partnership Units held by the General Partner or an Affiliate thereof):

(a)any amendment affecting the operation of the Conversion Factor or the Exchange Right (except as provided in Section 7.01(d) hereof) in a manner adverse to the Limited Partners;

(b)any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of Additional Equity pursuant to Section 4.02 hereof;

(c)any amendment that would alter the Partnership’s allocations of Profits and Losses to the Limited Partners in any adverse and material respect, other than with respect to the issuance of Additional Equity pursuant to Section 4.02 hereof; or

(d)any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership or adversely impact the limited liability of the Limited Partners.

ARTICLE XII
GENERAL PROVISIONS

12.01    Notices. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in Exhibit A attached hereto; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office.

12.02    Survival of Rights. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

12.03    Additional Documents. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary. appropriate or desirable to carry out the provisions of this Agreement or the Act.

12.04    Severability. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

12.05    Entire Agreement. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

12.06    Pronouns and Plurals. When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

12.07    Headings. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

12.08    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.
12.09    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 12.09.

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Agreement of Limited Partnership, all as of the 24th day of January, 2020.

GENERAL PARTNER:

COLUMBIA PROPERTY TRUST, INC.,
a Maryland corporation

By:	/s/ James A. Fleming
Name:	James A. Fleming
Title:	Executive Vice President and CFO

LIMITED PARTNER:

COLUMBIA OP LP, LLC,
a Delaware limited liability company

By:	/s/ James A. Fleming
Name:	James A. Fleming
Title:	Executive Vice President and CFO

LIMITED PARTNERS:

COLUMBIA PROPERTY TRUST, INC.
a Maryland corporation, as Attorney-in-fact for the Limited Partners

By:	/s/ James A. Fleming
Name:	James A. Fleming
Title:	Executive Vice President and CFO

[Signature Page to Amended and Restated Agreement of Limited Partnership of
Columbia Property Trust Operating Partnership, L.P.]

Exhibit A

The information in this exhibit has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed
[Exhibit A is maintained within the books and records of the Partnership]

Exhibit A

Exhibit B

Notice of Exercise of Exchange Right

In accordance with Section 8.05 of the Amended and Restated Agreement of Limited Partnership (as amended from time to time, the “Agreement”) of Columbia Property Trust Operating Partnership, L.P. (the “Partnership”), the undersigned hereby irrevocably (i) presents for exchange ______________ Common Units in the Partnership in accordance with the terms of the Agreement and the Exchange Right referred to in Section 8.05 thereof, (ii) surrenders such Common Units and all right, title and interest therein, and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Exchange Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated:

Name of Limited Partner:

(Signature of Limited Partner)

(Mailing Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

If REIT Shares are to be issued, issue to:
Please insert social security or identifying number:
Name:

Exhibit B

Exhibit C

Relevant Investments

1.
Direct Acquisitions Permitted. The General Partner may make a direct acquisition not through the Partnership or its Subsidiaries if such acquisition is made in connection with an acquisition that is described in paragraph 2 of this Exhibit C and otherwise in accordance with Section 6.08 of the Agreement.

2.
Permitted Acquisitions. Where the General Partner of the Partnership determines that it is in the best interests of Columbia Property Trust, Inc. (the “Trust”) and the Partnership to conduct part of its business (“Relevant Business”) or make an investment (a “Relevant Investment”) directly, or through an entity other than the Partnership or a Subsidiary of the Partnership, it shall be permitted to do so as provided herein and subject to Section 6.08 of the Agreement.

3.
Advance of Funds. The funds required for a Relevant Business or a Relevant Investment shall be advanced by the Partnership to the Trust (or to a designated Subsidiary of the Trust), in its own capacity, and not in its capacity as the General Partner of the Partnership.

4.
Trust Acting in Own Capacity. Any Relevant Business or Relevant Investment shall be carried on by the Trust (directly or through another entity) in its own capacity, and not in its capacity as the General Partner of the Partnership.

5.
Payment of Proceeds. To the extent that the Trust receives amounts, directly or indirectly, from a Relevant Business or a Relevant Investment, including but not limited to amounts received on a termination or sale of any Relevant Business or Relevant Investment ("Relevant Proceeds"), the Trust shall be obliged to make a payment to the Partnership equal to any Relevant Proceeds received within 2 business days of receipt.

6.
Receipt of Proceeds; U.S. Tax Treatment. For the avoidance of doubt, it is noted that, notwithstanding the Trust’s obligation to make payments pursuant to paragraph 5 hereof, any Relevant Proceeds are received by the Trust beneficially, in its own right, and are not received in its capacity as General Partner of the Partnership. Notwithstanding the foregoing, solely for U.S. federal, state and local income tax purposes, the parties agree that the Partnership will be considered to own or conduct any Relevant Investment or Relevant Business.

7.
Indemnification. The General Partner and the Partnership agree that Relevant Business and Relevant Investments relate to an Indemnitee’s service on behalf of the Partnership within the meaning of Section 6.03(a) of the Partnership Agreement.

Exhibit C

Exhibit D

Notice of Mandatory Conversion

To:
[Name(s) and address(es) of Series A Unitholder(s)]

Reference is made to the Amended and Restated Agreement of Limited Partnership of Columbia Property Trust Operating Partnership, L.P. (the “Partnership”), as may be amended from time to time (the “Partnership Agreement”). All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Partnership Agreement.
The Partnership hereby informs you that, in accordance with the Section 7(a) of the Series A Convertible, Perpetual Preferred Units Addendum attached as Schedule A to the Partnership Agreement, each outstanding Series A Preferred Unit converted automatically to [one (1)] Subject to adjustment based on the Series A Conversion Factor. Common Unit on [DATE].

Dated:__________, ____
Columbia Property Trust Operating Partnership, L.P.

By:    Columbia Property Trust, Inc.,
its general partner

By: __________________________
Name:
Title:

Exhibit D

Exhibit E

Notice of Exercise of Conversion

Columbia Property Trust Operating Partnership, L.P.
1170 Peachtree Street, NE, Suite 600
Atlanta, Georgia 30309

Reference is made to the Amended and Restated Agreement of Limited Partnership of Columbia Property Trust Operating Partnership, L.P. (the “Partnership”), as may be amended from time to time (the “Partnership Agreement”). All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Partnership Agreement.
In accordance with Section 7(b) of the Series A Convertible, Perpetual Preferred Units Addendum attached as Schedule A to the Partnership Agreement, the undersigned hereby irrevocably (i) elects to convert __________ Series A Preferred Units in the Partnership into Common Units in accordance with the terms of the Agreement and the Addendum, and (ii) directs that any cash in lieu of Common Units that may be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such Series A Preferred Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of Series A Preferred Units as provided in Section 7(b) of the Addendum; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Dated:__________, ____

Conversion Effective Date: __________, ____

(Name of Limited Partner)

(Signature of Limited Partner)

(Mailing Address)

(City) (State) (Zip Code)

Signature Guaranteed by

Exhibit E

Exhibit F

Notice of Request for Redemption

Columbia Property Trust Operating Partnership, L.P.
1170 Peachtree Street, NE, Suite 600
Atlanta, Georgia 30309

Reference is made to the Amended and Restated Agreement of Limited Partnership of Columbia Property Trust Operating Partnership, L.P. (the “Partnership”), as may be amended from time to time (the “Partnership Agreement”). All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Partnership Agreement.
In accordance with Section 4 or Section 5, as applicable, of the Series A Convertible, Perpetual Preferred Units Addendum attached as Schedule A (the “Addendum”) to the Partnership Agreement, the undersigned hereby requests that the Partnership (i) redeem __________ Series A Preferred Units in accordance with the terms of the Agreement and the Addendum, and (ii) directs that cash issued by the Partnership as a result of such redemption be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such Series A Preferred Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to redeem such Series A Preferred Units as provided in Section 5 of the Addendum; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such redemption.

Dated: __________, ____

Redemption Effective Date: __________, ____

(Name of Limited Partner)

(Signature of Limited Partner)

(Mailing Address)

(City) (State) (Zip Code)

Signature Guaranteed by

Exhibit F

SCHEDULE A

SERIES A CONVERTIBLE, PERPETUAL PREFERRED UNITS ADDENDUM
(THE “ADDENDUM”)

Establishing and Fixing the Rights and Preferences
of Series A Convertible, Perpetual Preferred Units

Designation and Number Designation and Number. A series of Partnership Units in Columbia Property Trust Operating Partnership, L.P., a Delaware limited partnership, (the “Partnership”), designated the “Series A Convertible, Perpetual Preferred Units” (the “Series A Preferred Units”), is hereby established. The Partnership is authorized to issue Three Million Two Hundred Sixty-Four Thousand One Hundred Fifty-One (3,264,151) Series A Preferred Units. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Amended and Restated Limited Partnership Agreement of the Partnership, as it may be amended or restated from time to time in accordance with its terms (the “Partnership Agreement”).
1.Rank. Except as provided herein, the Series A Preferred Units shall rank on parity with the Common Units and, except as provided herein, will have the same rights with respect to preferences, voting powers, restrictions, limitations as to distributions, qualifications, terms and other terms and conditions as the Common Units. With respect to the payment of distributions and the distribution of assets upon redemption, liquidation, bankruptcy, dissolution or winding up of the Partnership and rights upon liquidation, dissolution, or winding up of the Partnership, the Series A Preferred Units shall rank (a) senior to the Common Units and all other classes or series of Partnership Units of the Partnership, now or hereafter issued and outstanding, the terms of which provide that such Partnership Units rank, as to distributions and upon liquidation, dissolution or winding up of the Partnership, junior to such Series A Preferred Units (collectively, the “Junior Securities”) and (b) junior to all Partnership Units of the Partnership that the General Partner may authorize or issue in the future, that pursuant to the terms thereof, rank senior to the Series A Preferred Units with respect to distributions and upon the liquidation, dissolution or winding up of the Partnership (“Senior Securities”) and to any debt securities of the Partnership and any Partnership financing. The term “Units” shall not include convertible debt securities unless and until such securities are converted into Partnership Units.

2.Distributions.

(a)Each Series A Preferred Unit shall be entitled to receive, subject to Section 2(b) of this Addendum, at such times and in such amounts as authorized by the General Partner, out of funds legally available for the payment of distributions, the Series A Distribution. The “Series A Distribution” shall mean the sum of the Common Unit Distribution plus, if and to the extent applicable, any Additional REIT Share Amount (as defined below). The “Common Unit Distribution” shall mean cash distributions per Series A Preferred Unit equal in value to (i) the amount of any cash distribution declared or paid, without duplication, on a Common Unit at any time such Series A Preferred Unit was outstanding multiplied by (ii) the Series A Conversion Factor (as defined below) in effect on the date of declaration of such distribution. For the avoidance of doubt, the distributions paid to Series A Unitholders shall be in the form of cash consideration and any non-cash consideration distributed with respect to a Common Unit or REIT Share shall be taken into account in the Series A Conversion Factor or the Conversion Factor, as applicable. Any distribution payable on a Series A Preferred Unit for any partial distribution period during which such Series A Preferred Unit was outstanding will be computed in accordance with Section 5.02 of the Partnership Agreement. The distributions upon the Series A Preferred Units shall be paid in arrears (without interest) on the distribution payment date with respect thereto. If the full amount of the Series A Distribution is not paid on such distribution payment date, then the Series A Distribution shall accrue, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment thereof and whether or not such distributions are earned, declared or authorized. The General Partner shall not declare, and the Partnership shall not pay or set aside for payment, any distribution on Junior Securities or redeem any Partnership Units held by any Person, including, without limitation, the General Partner and its Affiliates, at any time that the Series A Distribution has accrued but remains unpaid with respect to any outstanding Series A Preferred Unit unless concurrently with such distribution on Junior Securities or redemption the aggregate accrued but unpaid Series A Distribution on all outstanding Series A Preferred Units has been paid in full; provided that the Partnership shall be required to redeem pursuant to Section 5 of this Addendum any Series A Preferred Units submitted for redemption pursuant to such section and shall make the payment of the applicable Redemption Price prior to the payment of any Series A Distributions on any Series A Preferred Units not so redeemed, and in such event, any unpaid distributions to the Series A Unitholders that the Series A Unitholders would otherwise be entitled to receive shall accrue and remain payable to the Series A Unitholders. Any distribution payment made on the Series A Preferred Units shall first be credited against the earliest accrued but unpaid distributions due with respect to such Series A Preferred Units which remain payable. The record and payment dates for the distributions upon the Series A Preferred Units, to the extent not prohibited by applicable law, shall be the same as the record and payment dates for the dividends or other distributions upon the Common Units.

(b)All cash payments with respect to the Series A Preferred Units will be fully subordinated to the obligations of the Partnership with respect to Senior Securities or under any indebtedness of the Partnership or its subsidiaries outstanding from time to time. No distributions on Series A Preferred Units shall be declared by the Partnership or paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement to which the Partnership is bound relating to its indebtedness prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)“Series A Conversion Factor” means 1.0, provided that upon the occurrence of an Adjustment Event, the Series A Conversion Factor shall be adjusted by multiplying the Series A Conversion Factor (as in effect prior to such adjustment) by a fraction, the numerator of which shall be the number of Common Units issued and outstanding on the record date for such Adjustment Event (assuming for such purposes that such Adjustment Event has occurred as of such time), and the denominator of which shall be the actual number of Common Units (determined without the above assumption) issued and outstanding on such date; provided that if the Adjustment Event had the same impact and effect on the Common Units as an event under clause (A) of the definition of “Conversion Factor” had on the REIT Shares, then the Series A Conversion Factor shall be adjusted, or not be adjusted, as applicable, to the extent necessary to prevent any duplication in the Series A Conversion Factor and the Conversion Factor caused by the Adjustment Event and such other event impacting the Conversion Factor. In the event that the Partnership makes a distribution on its Common Units in Partnership Units that are not Common Units, reclassifies or recapitalizes its Common Units in Partnership Units that are not Common Units or distributes to all Common Unitholders evidences of its indebtedness or assets (including securities, but excluding any distribution that is classified as an Adjustment Event), which evidences of indebtedness or assets are not distributed to all Partners in accordance with their Combined Percentage Interests, the Series A Conversion Factor shall be modified by the General Partner in good faith to maintain the equivalent economic benefits to the Series A Unitholders relative to the holders of Common Units as prior to such Adjustment Event. For the avoidance of doubt, if the General Partner receives a Series A Conversion Notice after the record date for a Series A Distribution, but prior to the payment date of such Series A Distribution, the Series A Conversion Factor shall be determined as if the General Partner had received the Series A Conversion Notice immediately prior to the record date for such Series A Distribution.

(d)The “Additional REIT Share Amount” shall mean the amount(s) by which the Common Unit Distribution would increase if the Common Unit Distribution were calculated for purposes of Section 2 as the amount of cash distributions per Series A Preferred Unit equal in value to (i) the amount of any cash dividend declared or paid, without duplication, on a REIT Share at any time such Series A Preferred Unit was outstanding multiplied by (ii) the Conversion Factor in effect on the date of declaration of such dividend multiplied by (iii) the Series A Conversion Factor in effect on the date of declaration of such dividend.

3.Liquidation Preference.

(a)Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership (each, a “Liquidation Event”), each Series A Preferred Unit then outstanding shall be entitled to be paid, out of the assets of the Partnership legally available for distribution to its Partners, a liquidation preference equal to $26.50 per Series A Preferred Unit (such amount, the “Liquidation Preference”), plus an amount equal to all accrued but unpaid Series A Distributions with respect to such Series A Preferred Units, before any distribution of assets is made to holders of any Junior Securities.

(b)If upon any Liquidation Event the available assets of the Partnership are insufficient to pay the full amount of the Liquidation Preference on all outstanding Series A Preferred Units then the holders of the Series A Preferred Units shall share ratably in any distribution of assets in proportion to the full Liquidation Preference to which they would otherwise be respectively entitled.

(c)Upon a Liquidation Event, unless the entire Liquidation Preference (and all accrued but unpaid Series A Distributions) with respect to all outstanding Series A Preferred Units has been or contemporaneously is declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for the satisfaction of the entire Liquidation Preference, no distributions shall be declared or paid or set aside for payment, nor shall any other distribution be declared or made upon, any Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired for any consideration by the Partnership (except by conversion into or exchange for other Junior Securities).

(d)Upon the General Partner’s provision of written notice as to the effective date of any Liquidation Event to each Series A Unitholder of record, accompanied by a check or receipt of electronically transferred funds in the amount of the full Liquidation Preference plus any accrued but unpaid Series A Distributions to which each such Series A Unitholder of record is entitled, the Series A Preferred Units shall no longer be deemed outstanding Partnership Units and all rights of the holders of such Partnership Units will terminate. Such notice shall be transmitted by facsimile or e-mail or sent by first class mail, postage pre-paid, to each Series A Unitholder at the respective email addresses or mailing addresses, as applicable, of such holders as the same shall appear on Exhibit A of the Partnership Agreement, as may be amended from time to time, or reflected in the books and records of the Partnership. After payment of the full amount of the Liquidation Preference and all accrued but unpaid Series A Distributions to which they are entitled, the Series A Unitholders will have no right or claim to any of the remaining assets of the Partnership.

4.Change of Control.

(a)Upon the occurrence of (i) a Transaction or (ii) any merger, consolidation or other combination of the Partnership with or into another Person or sale of all or substantially all of its assets (other than in connection with a change in the Partnership’s state of incorporation or organizational form), in each case which results in a change of control of the Partnership (each of clauses (i) and (ii), a “Change of Control”) in which all or a portion of the consideration consists of cash, each Series A Preferred Unit then outstanding, whether or not vested, shall entitle its holder to receive an aggregate amount of consideration equal to the greater of (i) the Liquidation Preference and (ii) (x) the amount of consideration that a holder of a REIT Share will receive in connection with such Change of Control multiplied by (y) the Conversion Factor in effect on the date of such Change of Control multiplied by (z) the Series A Conversion Factor in effect on the date of such Change of Control (such amount, the “Consideration Amount”). The proportions of cash and other consideration and form of non-cash consideration comprising such Consideration Amount shall be the same as those comprising the consideration received by a holder of a REIT Share in respect of such REIT Share; provided that if any portion of the Consideration Amount consists of non-cash consideration that is not in the form of freely tradeable Publicly Traded Common Stock (as defined below), all consideration paid to the Series A Unitholders will be in cash. Upon a Change of Control, immediately following the delivery of the Consideration Amount to each Series A Unitholder, the Series A Preferred Units held by such Series A Unitholder shall be extinguished and cancelled and the Series A Unitholders will have no right or claim to any of the remaining assets of the Partnership or in connection with a Change of Control.

(b)Upon a Change of Control in which the consideration consists of all equity securities (such Change of Control, an “Equity Change of Control”), each Series A Preferred Unit then outstanding, whether vested or unvested, shall remain outstanding if (i) the Partnership is the surviving entity following the consummation of such Equity Change of Control or (ii) to the extent the Partnership is not the surviving entity following the consummation of such Equity Change of Control, the successor entity to the Partnership in connection with such Equity Change of Control assumes the obligations of the Partnership with respect to the Series A Preferred Units; provided in each case that (x) the terms of the Series A Preferred Units shall be adjusted as necessary to provide the same economic benefit to the holders of the Series A Preferred Units as prior to such Equity Change of Control, (y) all other terms of the Series A Preferred Units remain unchanged in all material respects, including, without limitation, the ability to convert, directly or indirectly, into common units of the successor partnership and, in turn, common shares of beneficial interest or common stock of a corporation or other entity organized and existing under the laws of the United States or any state thereof and traded on a national securities exchange (or which will be so traded when issued or exchanged in connection with such Equity Change of Control) (“Publicly Traded Common Stock”), and (z) all unvested Series A Preferred Units shall vest upon the closing of such Equity Change of Control.

(c)Notwithstanding the foregoing, subject to Section 5(e), if any Equity Change of Control would result in material federal income taxes being incurred by a Series A Unitholder (as determined on an individual basis), the Partnership shall be required to redeem a number of Series A Preferred Units held by such Series A Unitholder so as to provide such Series A Unitholder with an amount of cash that is necessary to satisfy such material federal income tax incurred by such Series A Unitholder based on a redemption price per Series A Preferred Unit calculated in accordance with Section 5(d). Within ten (10) business days of the consummation of an Equity Change of Control that would entitle such Series A Unitholder to redemption of such Series A Unitholder’s Series A Preferred Units pursuant to this Section 4(c), the General Partner shall provide such Series A Unitholder with written notice of such event (the “Equity Change of Control Notice”).

(d)Notwithstanding anything to the contrary herein, upon any Change of Control, the Partnership may elect, in its sole discretion, to pay in respect of each Series A Preferred Unit then outstanding, whether or not vested, an amount of cash equal to the greater of (i) the Liquidation Preference, plus all accrued but unpaid Series A Distributions on such Series A Preferred Units and (ii) the Consideration Amount. After payment of the amount contemplated by this Section 4(d), the Series A Preferred Units held by such Series A Unitholder shall be extinguished and cancelled and the Series A Unitholders will have no right or claim to any of the remaining assets of the Partnership or in connection with a Change of Control.

(e)Upon the General Partner’s provision of written notice as to the effective date of any applicable Change of Control or payment pursuant to Section 4(d), accompanied by a check or receipt of electronically transferred funds in the amount of the full amount payable pursuant to Section 4(a) (solely in a case where the consideration is all cash), Section 4(d) or the cash value equal to the Series A Preferred Units so redeemed pursuant to Section 4(c), as applicable, to which each record holder of the Series A Preferred Units is entitled, the Series A Preferred Units extinguished pursuant to Section 4(a) or 4(d) or redeemed pursuant to Section 4(c) shall no longer be deemed outstanding Units of the Partnership and all rights of the holders of such Units will terminate.  Such notice shall be transmitted by facsimile or e-mail or sent by first class mail, postage pre-paid, to each record holder of the Series A Preferred Units at the respective email addresses or mailing addresses, as applicable, of such holders as the same shall appear on Exhibit A of the Partnership Agreement, as may be amended from time to time, or reflected in the books and records of the Partnership.

(f)For purposes of this Section 4, the value of any non-cash consideration that comprises all or a portion of the Consideration Amount shall be determined as follows:

(i)
In the case of Publicly Traded Common Stock, the value shall be the volume-weighted average closing price per share of such Publicly Traded Common Stock for the period of ten (10) consecutive trading days immediately preceding the closing of the Change of Control; and

(ii)
In the case of any other non-cash consideration, the value shall be the fair market value of such consideration as determined in good faith by the board of directors of the General Partner for purposes of the Change of Control.

5.Redemption Rights.

(a)The Series A Preferred Units are not redeemable by the Partnership; provided, however, that the foregoing shall not prevent the purchase or acquisition by the Partnership of Series A Preferred Units pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Units where the holder thereof agrees to participate in such purchase or exchange; and provided further that the Partnership may redeem Series A Preferred Units pursuant to Sections 4(c) and 5(b) or may extinguish and cancel Series A Preferred Units pursuant to Sections 4(a) and 4(d), as applicable.

(b)Notwithstanding the foregoing, at any time prior to the third anniversary from the date on which the Series A Preferred Units were issued by the Partnership (the “Original Issue Date”), in the event that the Partnership disposes of any Subsidiary or undertakes a restructuring of the Partnership or any Subsidiary other than in connection with a Change of Control and as a result of such disposition or restructuring, as applicable, gain recognized by the Partnership is allocated to the holders of Series A Preferred Units for federal income tax purposes pursuant to Section 704(c) of the Code (“Built-In Gain”), then any affected Series A Unitholder may request that the Partnership redeem, and the Partnership shall be required to so redeem, a number of Series A Preferred Units sufficient to cover any federal, state and local income tax obligations resulting from such allocation of Built-In Gain.

(c)Within ten (10) business days of the consummation of an event resulting in a Series A Unitholder being allocated Built-In Gain that would entitle such Series A Unitholder to redemption of such Series A Unitholder’s Series A Preferred Units pursuant to Section 5(b), the Partnership shall provide such Series A Unitholder with written notice of such event and the allocated Built-In Gain (the “Built-In Gain Event Notice”).

(d)Any Series A Preferred Units redeemed pursuant to Section 4(c) or Section 5(b) will be redeemed for cash at a price per unit equal to the greater of (i) the Liquidation Preference and (ii) the closing price of a REIT Share for the trading day immediately preceding the Redemption Effective Date multiplied by (x) the Conversion Factor in effect on such trading day multiplied by (y) the Series A Conversion Factor in effect on such trading day, in each case plus all accrued but unpaid Series A Distributions with respect to such redeemed Series A Preferred Units (the “Redemption Price”).

(e)To exercise the redemption rights set forth in Section 4(c) or Section 5(b), the Series A Unitholder must deliver a Series A Redemption Notice to the Partnership (with a copy to the General Partner) not less than five (5) nor more than thirty (30) days after date such Series A

Unitholder receives the Equity Change of Control Notice or Built-In Gain Event Notice, as applicable, along with a certification to the General Partner as to the amount of tax liability associated with the vesting of Series A Preferred Units resulting from such Equity Change of Control or Built-In Gain Event and provide reasonable tax documentation to substantiate the associated tax liability.

(f)A redemption of Series A Preferred Units for which the holder thereof has given a Series A Redemption Notice shall occur automatically after the close of business on the third (3rd) business day following the date that the Series A Redemption Notice is delivered to the Partnership (the “Redemption Effective Date”) without any action on the part of such Series A Unitholder. On the Redemption Effective Date, upon receipt by such redeeming Series A Unitholder of a check or receipt of electronically transferred funds in an amount equal to the Redemption Price multiplied by the number of Series A Preferred Units being redeemed, such redeemed Series A Preferred Units shall no longer be deemed outstanding Units of the Partnership and all rights of such Series A Unitholder with respect to such redeemed Partnership Units will terminate. Upon the redemption of Series A Preferred Units as provided in the first sentence of this Section 5(f), the Partnership shall deliver to such Series A Unitholder, upon his or her written request, a certificate of the General Partner certifying the number of remaining Series A Preferred Units, if any, held by such Person immediately after such redemption.

6.Voting Rights.

(a)The holders of the Series A Preferred Units shall be entitled to vote on any matter that requires the approval of the Partners of the Partnership, voting together with the holders of Common Units as a single class, except as specifically provided in the Partnership Agreement or as otherwise required by law. Each Series A Preferred Unit will have the right to a number of votes equal to the number of Common Units that would be issuable upon conversion of each Series A Preferred Unit as of the date of such vote as further described in Section 7.

(b)In addition to the voting rights set forth in Section 6(a) or any other provision hereunder, so long as any Series A Preferred Units remain outstanding, the Partnership or the General Partner, as applicable, shall not, without the consent of the Series A Unitholders representing a majority of the outstanding Series A Preferred Units, voting as a separate class, amend any provision of the Partnership Agreement, including, without limitation, this Schedule A, or the governing documents of the General Partner, if such amendment would materially and adversely affect the rights, preferences, privileges, voting rights or other terms of the Series A Preferred Units; provided that the Partnership may, subject to Section 1 of this Addendum, issue Additional Equity in accordance with Section 4.02 of the Partnership Agreement (which, for the avoidance of doubt, may include the adoption and implementation of a long-term incentive plan with respect to any series or class of Units held or issued by the Partnership) without obtaining the consent of the Series A Unitholders.

7.Conversion.

(a)Notwithstanding anything to the contrary set forth herein, at any time on or following the second anniversary of the Original Issue Date, each Series A Preferred Unit shall be automatically converted, without any further action by the General Partner, the Partnership, or the holder thereof, into a number of Common Units equal to one (1) multiplied by the Series A Conversion Factor in effect on the Mandatory Conversion Date (as defined below), on the trading day immediately following the earlier to occur of (i) the time at which the closing price of a REIT Share on the NYSE has been equal to or greater than $26.50 per share for three (3) consecutive trading days and (ii) the time at which the volume-weighted average price of a REIT Share on the NYSE has been equal to or greater than $26.50 per share for any period of ten (10) consecutive trading days (each, a “Mandatory Conversion Event” and such day, the “Mandatory Conversion Date”). Within five (5) days after the Mandatory Conversion Date, the Partnership shall deliver a notice (a “Mandatory Conversion Notice”) in the form attached to the Partnership Agreement as Exhibit D to each holder of a Series A Preferred Unit. A Mandatory Conversion Notice shall be provided in the manner provided in Section 12.01 of the Partnership Agreement.

(b)At any time following the Original Issue Date, each Series A Unitholder shall have the right to convert, in such holder’s sole discretion, all or a portion of such holder’s Series A Preferred Units (the “Optionally Converted Series A Units”) into Common Units in accordance with the terms and conditions provided in this Section 7(b). Each Optionally Converted Series A Unit shall entitle its holder to receive from the Partnership a number of Common Units equal to one (1) multiplied by the Series A Conversion Factor in effect on the Conversion Effective Date (as defined below). To exercise the conversion right set forth in this Section 7(b), a holder of one or more Series A Preferred Units must deliver a notice (a “Series A Conversion Notice”) in the form attached to the Partnership Agreement as Exhibit E to the Partnership (with a copy to the General Partner). A conversion pursuant to this Section 7(b) shall occur on the second (2nd) business day after the date that the Series A Conversion Notice is received by the Partnership (the “Conversion Effective Date”).

(c)A conversion of Series A Preferred Units for which the holder thereof has given a Series A Conversion Notice or a conversion of Series A Preferred Units pursuant to a Mandatory Conversion Event shall occur automatically after the close of business on the applicable Mandatory Conversion Date or Conversion Effective Date without any action on the part of such Series A Unitholder, as of which time such Series A Unitholder shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Common Units issuable upon such conversion. After the conversion of Series A Preferred Units as provided in the preceding sentence, the Partnership shall deliver to such Series A Unitholder, upon his or her written request, a certificate of the General Partner certifying the number of Common Units and remaining Series A Preferred Units, if any, held by such Person immediately after such conversion. The assignee of any Limited Partner pursuant to Article IX of the Partnership Agreement may exercise the rights of such Limited Partner pursuant to this Section 7, and such Limited Partner shall be bound by the exercise of such rights by such assignee.

(d)No payment or adjustment will be made upon a conversion of any Series A Preferred Units for distributions with respect to Common Units issued upon such conversion with a record date prior to the Mandatory Conversion Date or Conversion Effective Date, as applicable; provided that the holders thereof shall remain entitled to receive any distributions that have been declared or otherwise accrued but remain unpaid as of such Mandatory Conversion Date or Conversion Effective Date.

8.    Limitation of Liability. Except to the extent required by applicable law, no Series A Unitholder shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Partnership in excess of the value